Exhibit 99

Z Trim Restates Financials – Improves Numbers for 2007

MUNDELEIN, Ill., August 22, 2008/PRNewswire/ -- On August 20 and 21, 2008, Z Trim Holdings, Inc. (Amex: ZTM) filed its amended Form 10-Q/A for the period ended March 31, 2008, and Form 10-KSB/A for the period ended December 31, 2007, with the Securities and Exchange Commission.  The Company determined that, in connection with the United States Securities and Exchange Commission’s review of our financial statements, it needed to amend its financial statements for the year end 2007 in order to clarify certain information, be compliant with federal rules and regulations and correct an error relating to an expense recognized in the first quarter of 2007 that should have been incurred in the fourth quarter of 2004. Specifically, the Company’s recognition of expense of $2,182,175 relating to the release of restrictions on shares of stock on March 9, 2007 was incorrect.  This change also required a restatement of the financial statements for the first quarter of 2008.

 “These changes actually have a positive impact on our numbers,” stated the Company’s Chief Financial Officer, Brian Chaiken.  “As a result of the amendment, the Company’s financial performance for the year 2007 improved by $2,182,175, and its retained earnings for the year end 2007 increased by $1,170,000.  The Company’s net loss per share for the year end 2007 was reduced by $.03, from $0.21 per share to $0.18 per share”.

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ABOUT Z TRIM®
Z Trim, www.ztrim.com, is a natural, multifunctional fiber ingredient and emulsifier made from the hulls of corn. Because Z Trim is non-caloric, replacement of added fats with Z Trim can achieve up to 80% calorie reduction in many foods without negatively affecting taste or texture, and can substantially reduce harmful trans and saturated fats found in many foods. Z Trim is a versatile product that can serve as a fat replacement, thickening agent or emulsifier with texturization, binding, shaping, suspension, water control and pH balance attributes. Z Trim represents a natural and frequently cost competitive alternative to many of the oils, gums and starches it can replace. Z Trim has wide application in dairy products, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods.

Forward-Looking Statements and Risk Factors
Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward−looking statements. Other factors, which could materially affect such forward−looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, that we are currently deficient with respect to Amex' continued listing standards due to going concern issues, lack thus far of significant market acceptance of our products, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward−looking statements and are cautioned not to place undue reliance on such forward−looking statements. The forward−looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward−looking statements to reflect subsequent events or circumstances.

Contact:	Brian Chaiken
Voice:	847-549-6002
Email:	Brian.Chaiken@ztrim.com